Exhibit 99.1
Encore Capital Group Announces Fourth Quarter and Full-Year 2022 Financial Results
•GAAP net income of $195 million in 2022
•GAAP EPS of $7.46 in 2022
•Portfolio purchases up 20% to $801 million in 2022
•U.S. market for portfolio supply now growing
SAN DIEGO, February 22, 2023 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2022.

“2022 marked another year of strong financial and operational performance for Encore as we delivered earnings per share that were second only to our extraordinary result from a year ago,” said Ashish Masih, Encore’s President and Chief Executive Officer. “The exceptional collections environment of 2021 in the U.S. gave way to more typical consumer behavior as the year progressed, which had the dual effect of reducing collections and increasing the supply of charged off receivables in the market.”

“After roughly two and a half years of reduced market supply, increased lending by banks and rising delinquencies have led to the beginning of a transition in the U.S. credit cycle in which opportunities to deploy capital at strong returns are also steadily rising. As a result, our largest business, MCM, increased U.S. portfolio purchasing in 2022 by 36%, which helped increase Encore’s global portfolio purchasing by 20% for the year.”

“In Europe, we have maintained our purchasing discipline in the face of portfolio pricing that we believe does not yet reflect recent higher funding costs. As a result, and because we are seeing double-digit inflation in parts of Europe, we are taking actions to control the cost base in our Cabot business. Consistent with our capital allocation priorities we will continue to focus our investments in markets with the highest risk adjusted returns.”

“In the fourth quarter, a number of accounting items negatively impacted our results including small percentage reductions to our ERC forecast and certain one-time tax items. Despite these impacts, we delivered strong results for the full year.”

“Looking ahead, our priorities in 2023 remain consistent with the fundamental objectives that have driven our financial performance and created shareholder value over the past several years. We remain anchored by our three pillar strategy and focused on our balance sheet objectives and capital allocation priorities. Against a backdrop of growing market supply in the U.S., we expect MCM’s portfolio purchases in Q1 2023 to be at least $200 million dollars at attractive returns, more than double Q1 2022 purchases. The purchasing pipeline for 2023 appears equally robust. Encore is well positioned to capitalize on these opportunities that are emerging as portfolio supply rises,” continued Masih.

Available capacity under Encore’s global senior facility was $478 million at the end of 2022. In addition, Encore ended the year with $126 million of non-client cash on the balance sheet.

Encore Capital Group, Inc.

Financial Highlights for the Full Year of 2022:

	Year Ended December 31,
(in thousands, except percentages and earnings per share)	2022	2021	Change
Collections	$1,911,537	$2,307,359	(17)%
Revenues	$1,398,347	$1,614,499	(13)%
Portfolio purchases(1)	$800,507	$664,529	20%
Estimated Remaining Collections (ERC)	$7,555,003	$7,749,954	(3)%
Operating expenses	$936,173	$981,227	(5)%
Effective tax rate	37.4%	19.5%	+1790bps
GAAP net income attributable to Encore	$194,564	$350,782	(45)%
GAAP earnings per share	$7.46	$11.26	(34)%
__________________
(1)Includes U.S. purchases of $556.0 million and $408.7 million, and Europe purchases of $244.5 million and $255.8 million in 2022 and 2021, respectively.

Financial Highlights for the Fourth Quarter of 2022:

	Three Months Ended December 31,
(in thousands, except percentages and earnings per share)	2022	2021	Change
Collections	$436,156	$521,781	(16)%
Revenues	$233,996	$357,303	(35)%
Portfolio purchases(1)	$225,343	$183,435	23%
Operating expenses	$236,301	$233,279	1%
Effective tax rate	(59.3)%	10.6%	N/A
GAAP net (loss) income	$(73,118)	$76,083	(196)%
GAAP (loss) income per share	$(3.11)	$2.53	(223)%
__________________
(1)Includes U.S. purchases of $168.9 million and $124.5 million, and Europe purchases of $56.4 million and $58.9 million in Q4 2022 and Q4 2021, respectively.

Conference Call and Webcast
The Company will host a conference call and slide presentation today, February 22, 2023, at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss fourth quarter and full year results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live conference call by telephone, please pre-register using this link. Registrants will receive confirmation with dial-in details.

For those who cannot listen to the live broadcast, a replay of the webcast will be available on the Company's website shortly after the call concludes.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. Adjusted EBITDA has not been prepared in accordance with GAAP and should not be considered an alternative to, or more meaningful than, net income as an indicator of the Company’s operating performance. Further, this non-GAAP financial measure, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.

Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects as well as statements regarding future supply, consumer behavior, or macroeconomic environment. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Form 10-K, as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.
Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.
FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$143,912	$189,645
Investment in receivable portfolios, net	3,088,261	3,065,553
Property and equipment, net	113,900	119,857
Other assets	341,073	335,275
Goodwill	821,214	897,795
Total assets	$4,508,360	$4,608,125
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$198,217	$229,586
Borrowings	2,898,821	2,997,331
Other liabilities	231,695	195,947
Total liabilities	3,328,733	3,422,864
Commitments and contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 23,323 shares and 24,541 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	233	245
Additional paid-in capital	—	—
Accumulated earnings	1,278,210	1,238,564
Accumulated other comprehensive loss	(98,816)	(53,548)
Total stockholders’ equity	1,179,627	1,185,261
Total liabilities and stockholders’ equity	$4,508,360	$4,608,125

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$1,344	$1,927
Investment in receivable portfolios, net	431,350	498,507
Other assets	3,627	3,452
Liabilities
Accounts payable and accrued liabilities	150	105
Borrowings	423,522	473,443
Other liabilities	105	10

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Revenue from receivable portfolios	$294,755	$305,337	$1,202,361	$1,287,730
Changes in recoveries	(86,148)	22,508	93,145	199,136
Total debt purchasing revenue	208,607	327,845	1,295,506	1,486,866
Servicing revenue	22,996	26,877	94,922	120,778
Other revenues	2,393	2,581	7,919	6,855
Total revenues	233,996	357,303	1,398,347	1,614,499
Operating expenses
Salaries and employee benefits	90,058	96,286	375,135	385,178
Cost of legal collections	54,188	56,068	217,944	254,280
General and administrative expenses	40,023	34,905	145,798	137,695
Other operating expenses	28,516	25,043	111,234	106,938
Collection agency commissions	8,156	8,592	35,568	47,057
Depreciation and amortization	15,360	12,385	50,494	50,079
Total operating expenses	236,301	233,279	936,173	981,227
(Loss) income from operations	(2,305)	124,024	462,174	633,272
Other expense
Interest expense	(42,313)	(38,088)	(153,308)	(169,647)
Loss on extinguishment of debt	—	—	—	(9,300)
Other (expense) income	(1,269)	(791)	2,123	(17,784)
Total other expense	(43,582)	(38,879)	(151,185)	(196,731)
(Loss) income before income taxes	(45,887)	85,145	310,989	436,541
Provision for income taxes	(27,231)	(9,062)	(116,425)	(85,340)
Net (loss) income	(73,118)	76,083	194,564	351,201
Net income attributable to noncontrolling interest	—	—	—	(419)
Net (loss) income attributable to Encore Capital Group, Inc. stockholders	$(73,118)	$76,083	$194,564	$350,782

(Loss) income per share attributable to Encore Capital Group, Inc.:
Basic	$(3.11)	$2.72	$8.06	$11.64
Diluted	$(3.11)	$2.53	$7.46	$11.26

Weighted average shares outstanding:
Basic	23,544	27,950	24,142	30,129
Diluted	23,544	30,040	26,092	31,153

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2022	2021	2020
Operating activities:
Net income	$194,564	$351,201	$212,524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,494	50,079	42,780
Expense related to financing	—	9,300	51,117
Other non-cash interest expense, net	15,875	17,785	23,639
Stock-based compensation expense	15,402	18,330	16,560
Deferred income taxes	46,410	35,371	8,549
Changes in recoveries	(93,145)	(199,136)	(7,246)
Other, net	18,798	17,130	16,260
Changes in operating assets and liabilities
Other assets	(6,722)	38,941	(33,663)
Accounts payable, accrued liabilities and other liabilities	(30,995)	(35,948)	(17,656)
Net cash provided by operating activities	210,681	303,053	312,864
Investing activities:
Purchases of receivable portfolios, net of put-backs	(790,569)	(657,280)	(644,048)
Collections applied to investment in receivable portfolios, net	709,176	1,019,629	737,131
Purchases of assets held for sale	(39,340)	(17,090)	(1,502)
Purchases of property and equipment	(37,224)	(33,372)	(34,600)
Other, net	27,722	28,009	25,845
Net cash (used in) provided by investing activities	(130,235)	339,896	82,826
Financing activities:
Payment of loan and debt refinancing costs	(1,659)	(11,963)	(82,455)
Proceeds from credit facilities	779,513	821,931	1,820,634
Repayment of credit facilities	(515,703)	(896,418)	(2,290,822)
Proceeds from senior secured notes	—	353,747	1,313,385
Repayment of senior secured notes	(39,080)	(359,175)	(1,033,765)
Repayment of convertible senior notes	(221,153)	(161,000)	(89,355)
Repurchase and retirement of common stock	(87,006)	(390,606)	—
Other, net	(22,357)	(12,208)	(40,822)
Net cash used in financing activities	(107,445)	(655,692)	(403,200)
Net decrease in cash and cash equivalents	(26,999)	(12,743)	(7,510)
Effect of exchange rate changes on cash and cash equivalents	(18,734)	13,204	4,359
Cash and cash equivalents, beginning of period	189,645	189,184	192,335
Cash and cash equivalents, end of period	$143,912	$189,645	$189,184

Supplemental disclosures of cash flow information:
Cash paid for interest	$131,391	$132,400	$169,553
Cash paid for income taxes, net of refunds	71,276	42,039	88,816
Supplemental schedule of non-cash investing and financing activities:
Investment in receivable portfolios transferred to real estate owned	$1,903	$768	$2,214
Property and equipment acquired through finance leases	3,273	2,664	3,276

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Non-GAAP Metrics

Adjusted EBITDA

(in thousands, unaudited)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP net (loss) income, as reported	$(73,118)	$76,083	$194,564	$351,201
Adjustments:
Interest expense	42,313	38,088	153,308	169,647
Loss on extinguishment of debt	—	—	—	9,300
Interest income	—	(568)	(1,774)	(1,738)
Provision for income taxes	27,231	9,062	116,425	85,340
Depreciation and amortization	15,360	12,385	50,494	50,079
Stock-based compensation expense	3,171	5,427	15,402	18,330
Acquisition, integration and restructuring related expenses(1)	34	2,609	1,213	20,559
Adjusted EBITDA	$14,991	$143,086	$529,632	$702,718
Collections applied to principal balance(2)	$232,420	$201,322	$635,262	$843,087
________________________
(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned (“REO”) assets and related activities. A reconciliation of “collections applied to investment in receivable portfolios, net” to “collections applied to principal balance” is available in the Form 10-K for the period ending December 31, 2022.